As filed with the Securities and Exchange Commission on December 9, 2011

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

(Exact name of registrant as specified in its charter and translation of registrant’s name into English)

Israel	5 Basel Street P.O. Box 3190 Petach Tikva 49131 Israel 972-3-926-7267	N/A

(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
(Address and telephone number of registrant’s principal executive offices)

TEVA PHARMACEUTICAL FINANCE IV, LLC	TEVA PHARMACEUTICAL FINANCE V, LLC
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	22-1734359	Delaware	22-1734359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE VI, LLC
(Exact name of registrant as specified in its charter)

Delaware	22-1734359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1090 Horsham Road

North Wales, Pennsylvania 19454

Attention: William S. Marth

(215) 591-3000

(Address and telephone number of registrant’s principal executive offices)

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.	TEVA PHARMACEUTICAL FINANCE III B.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Curaçao	N/A	Curaçao	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE IV B.V.	TEVA PHARMACEUTICAL FINANCE V B.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Curaçao	N/A	Curaçao	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

TEVA PHARMACEUTICAL FINANCE VI B.V.	TEVA PHARMACEUTICAL FINANCE N.V.
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Curaçao	N/A	Curaçao	N/A
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Schottegatweg Oost 29-D

Curaçao

Attention: George Bergmann

Tel. +5999 7366066

Fax. +5999 7367066

(Address and telephone number of registrant’s principal executive offices)

Teva Pharmaceuticals USA, Inc.

1090 Horsham Road

North Wales, Pennsylvania 19454

Attention: William S. Marth

(215) 591-3000

(Name, address and telephone number of agent for service)

with copies to:

Jeffrey S. Hochman, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered (1)	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee (2)
Teva Pharmaceutical Industries Limited Ordinary Shares				$0
Teva Pharmaceutical Industries Limited Purchase Contracts (3) (4)				$0
Teva Pharmaceutical Industries Limited Warrants (3) (5)				$0
Teva Pharmaceutical Industries Limited Units (3) (6)				$0
Teva Pharmaceutical Industries Limited Senior Debt Securities (3)				$0
Teva Pharmaceutical Industries Limited Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance IV, LLC Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance IV, LLC Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance V, LLC Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance V, LLC Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance VI, LLC Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance VI, LLC Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance Company B.V. Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance Company B.V. Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance III B.V. Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance III B.V. Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance IV B.V. Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance IV B.V. Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance V B.V. Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance V B.V. Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance VI B.V. Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance VI B.V. Subordinated Debt Securities (3)				$0
Teva Pharmaceutical Finance N.V. Senior Debt Securities (3)				$0
Teva Pharmaceutical Finance N.V. Subordinated Debt Securities (3)				$0
Guarantees by Teva Pharmaceutical Industries Limited of Debt Securities of each finance subsidiary listed above (7)				$0

(1)	These offered securities may be sold separately, together or as units with other offered securities. An indeterminate aggregate initial offering price or number of securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)	In accordance with Rule 456(b) and Rule 457(r), the Registrants are deferring payment of all of the registration fee.
(3)	Also includes such currently indeterminate number of ordinary shares of Teva Pharmaceutical Industries Limited as may be issued upon conversion of or exchange for any securities that provide for conversion or exchange into such ordinary shares.
(4)	There are being registered hereby such indeterminate number of Purchase Contracts as may be issued at indeterminate prices. Such Purchase Contracts may be issued together with any of the other securities being registered hereby. Purchase Contracts may require the holder thereof to purchase or sell any of the other securities registered hereby or to purchase or sell (i) securities of an entity unaffiliated with any of the registrants, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.
(5)	There are being registered hereby such indeterminate number of Warrants as may be issued at indeterminate prices. Such Warrants may be issued together with any of the other securities registered hereby. Warrants may be exercised to purchase any of the other securities registered hereby or to purchase or sell (i) securities of an entity unaffiliated with any of the registrants, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities.
(6)	There are being registered hereby such indeterminate number of Units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.
(7)	The guarantees will be issued by Teva Pharmaceutical Industries Limited. No separate consideration will be received for any of these guarantees.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

American Depositary Shares, each representing

one Ordinary Share, Debt Securities,

Purchase Contracts, Units and Warrants

TEVA PHARMACEUTICAL FINANCE IV, LLC

TEVA PHARMACEUTICAL FINANCE V, LLC

TEVA PHARMACEUTICAL FINANCE VI, LLC

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.

TEVA PHARMACEUTICAL FINANCE III B.V.

TEVA PHARMACEUTICAL FINANCE IV B.V.

TEVA PHARMACEUTICAL FINANCE V B.V.

TEVA PHARMACEUTICAL FINANCE VI B.V.

TEVA PHARMACEUTICAL FINANCE N.V.

Debt Securities, fully and unconditionally guaranteed by

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

We and our finance subsidiaries may offer and sell from time to time:

•	American Depositary Shares, or ADSs, each representing one ordinary share;

•	senior or subordinated debt securities;

•	purchase contracts;

•	units; and

•	warrants.

We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents will be stated in an accompanying prospectus supplement.

Our ADSs are quoted on the Nasdaq National Market under the symbol “TEVA.” If we decide to list any of these other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin.

Investing in our securities involves risks. You should consider the risk factors described in any accompanying prospectus supplement and the documents we incorporate by reference. See “Risk Factors” beginning on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 9, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that Teva and the other registrants filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, any of the registrants may, from time to time, sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities which we may offer and the related guarantees, if any, of those securities. Each time we sell securities we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading “Where You Can Find More Information” before purchasing any of our securities.

You should rely only on the information contained or incorporated by reference in this prospectus. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

Unless the context otherwise requires, references in this prospectus and any supplement to this prospectus to “Teva,” “we,” “us” and “our” refer to Teva Pharmaceutical Industries Limited and its subsidiaries, collectively. References to “Teva Finance IV LLC” refer to Teva Pharmaceutical Finance IV, LLC. References to “Teva Finance V LLC” refer to Teva Pharmaceutical Finance V, LLC. References to “Teva Finance VI LLC” refer to Teva Pharmaceutical Finance VI, LLC. References to the “LLCs” refer to Teva Finance IV LLC, Teva Finance V LLC and Teva Finance VI LLC. References to “Teva Finance Company BV” refer to Teva Pharmaceutical Finance Company B.V. References to “Teva Finance III BV” refer to Teva Pharmaceutical Finance III B.V. References to “Teva Finance IV BV” refer to Teva Pharmaceutical Finance IV B.V. References to “Teva Finance V BV” refer to Teva Pharmaceutical Finance V B.V. References to “Teva Finance VI BV” refer to Teva Pharmaceutical Finance VI B.V. References to “Teva Finance NV” refer to Teva Pharmaceutical Finance N.V. References to the “BVs” refer to Teva Finance Company BV, Teva Finance III BV, Teva Finance IV BV, Teva Finance V BV, Teva Finance VI BV and Teva Finance NV. References to the “finance subsidiaries” refer to the LLCs and the BVs, collectively.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

We are a global pharmaceutical company that develops, produces and markets generic drugs in all major therapeutic categories. We are the leading generic drug company in the world—with the leading position in the United States (in terms of both value and volume) as well as in Europe (in terms of value). While our core business is generic pharmaceuticals, approximately 30% of our sales is generated from innovative and branded drugs, which include Copaxone® for multiple sclerosis and Azilect® for Parkinson’s disease as well as biosimilars, respiratory and women’s health products. Our active pharmaceutical ingredient (“API”) manufacturing capabilities enable our own pharmaceutical production to be significantly vertically integrated.

Our global presence ranges from North and Latin America to Europe and Asia. We currently have direct operations in approximately 60 countries including 40 finished dosage pharmaceutical manufacturing sites in 19 countries, 28 pharmaceutical R&D centers and 21 API manufacturing sites.

In 2010, we generated approximately 60% of our sales in North America, approximately 25% in Europe (which includes all European Union (“EU”) member states and other Western European countries) and approximately 15% in other regions (primarily Latin America, Israel, Russia and other Eastern European countries that are not members of the EU).

In October 2011, we acquired Cephalon, Inc. for approximately $6.5 billion in cash. Cephalon is a global biopharmaceutical company with a strong marketed portfolio and pipeline of branded products. In connection with the acquisition, we borrowed approximately $6.5 billion under existing credit facilities.

We were incorporated in Israel on February 13, 1944, and are the successor to a number of Israeli corporations, the oldest of which was established in 1901. Our executive offices are located at 5 Basel Street, P.O. Box 3190, Petach Tikva 49131, Israel, and our telephone number is +972-3-926-7267.

FINANCE SUBSIDIARIES

Teva has organized various finance subsidiaries for the purpose of issuing debt securities pursuant to this prospectus. There are no separate financial statements of the finance subsidiaries in this prospectus because these entities are, or will be treated as, subsidiaries of Teva for financial reporting purposes. We do not believe the financial statements would be helpful to the holders of the securities of these entities because:

•

Teva is a reporting company under the Securities Exchange Act of 1934 (referred to in this prospectus as the “Exchange Act”) and owns, directly or indirectly, all of the voting interests of these entities;

•	these entities do not have any independent operations and do not propose to engage in any activities other than issuing securities and investing the proceeds in Teva or its affiliates; and

•	these entities’ obligations under the securities will be fully and unconditionally guaranteed by Teva.

These entities are exempt from the information reporting requirements of the Exchange Act.

Teva Finance IV LLC

Teva Finance IV LLC is a limited liability company that was formed on December 1, 2008 under the Delaware Limited Liability Company Act, as amended. Its address is 1090 Horsham Road, North Wales, Pennsylvania 19454, telephone number (215) 591-3000.

Teva Finance V LLC

Teva Finance V LLC is a limited liability company that was formed on December 1, 2011 under the Delaware Limited Liability Company Act, as amended. Its address is 1090 Horsham Road, North Wales, Pennsylvania 19454, telephone number (215) 591-3000.

Teva Finance VI LLC

Teva Finance VI LLC is a limited liability company that was formed on December 1, 2011 under the Delaware Limited Liability Company Act, as amended. Its address is 1090 Horsham Road, North Wales, Pennsylvania 19454, telephone number (215) 591-3000.

Teva Finance Company BV

Teva Finance BV is a Curaçao private limited liability company that was formed on November 23, 2005. Its address is Schottegatweg Oost 29D, Curaçao, telephone number +5999 7366066.

Teva Finance III BV

Teva Finance III BV is a Curaçao private limited liability company that was formed on December 9, 2003. Its address is Schottegatweg Oost 29D, Curaçao, telephone number +5999 7366066.

Teva Finance IV BV

Teva Finance IV BV is a Curaçao private limited liability company that was formed on June 28, 2011. Its address is Schottegatweg Oost 29D, Curaçao, telephone number +5999 7366066.

Teva Finance V BV

Teva Finance V BV is a Curaçao private limited liability company that was formed on June 28, 2011. Its address is Schottegatweg Oost 29D, Curaçao, telephone number +5999 7366066.

Teva Finance VI BV

Teva Finance VI BV is a Curaçao private limited liability company that was formed on June 28, 2011. Its address is Schottegatweg Oost 29D, Curaçao, telephone number +5999 7366066.

Teva Finance NV

Teva Finance NV is a Curaçao limited liability company that was formed on December 29, 2000. Its address is Schottegatweg Oost 29D, Curaçao, telephone number +5999 7366066.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors set forth in Part I, Item 3 in our Annual Report on Form 20-F for our most recent fiscal year, as updated by our Reports of Foreign Private Issuer on Form 6-K and other filings we make with the SEC, as incorporated by reference in this prospectus. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement.

FORWARD LOOKING STATEMENTS

The disclosure and analysis in this prospectus, including statements that are predictive in nature, or that depend upon or refer to future events or conditions, contain or incorporate by reference some forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, referred to as the Exchange Act, and Section 27A of the Securities Act of 1933, as amended, referred to as the Securities Act. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Such statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. In particular, these statements include, among other things, statements relating to:

•	our business strategy;

•	the development and launch of our products, including product approvals and results of clinical trials;

•	projected markets and market size;

•	the results of the Cephalon acquisition;

•	anticipated results of litigation;

•	our projected revenues, market share, expenses, net income margins and capital expenditures; and

•	our liquidity.

This prospectus contains or incorporates by reference forward-looking statements which express the current beliefs and expectations of management. Such statements involve a number of known and unknown risks and uncertainties that could cause our future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause or contribute to such differences include risks relating to:

•	our ability to develop and commercialize additional pharmaceutical products;

•	competition from the introduction of competing generic equivalents and due to increased governmental pricing pressures;

•

the effects of competition on sales of our innovative products, especially Copaxone® (including competition from innovative orally-administered alternatives as well as from potential generic equivalents);

•	potential liability for sales of generic products prior to a final resolution of outstanding patent litigation, including that relating to our generic version of Protonix®;

•	the extent to which we may obtain U.S. market exclusivity for certain of our new generic products

•	the extent to which any manufacturing or quality control problems damage our reputation for high quality production and require costly remediation;

•	our ability to identify, consummate and successfully integrate acquisitions (including the acquisition of Cephalon);

•	our ability to achieve expected results through our innovative R&D efforts;

•	dependence on the effectiveness of our patents and other protections for innovative products;

•	intense competition in our specialty pharmaceutical businesses;

•	uncertainties surrounding the legislative and regulatory pathway for the registration and approval of biotechnology-based products;

•	our potential exposure to product liability claims to the extent not covered by insurance;

•	any failures to comply with the complex Medicare and Medicaid reporting and payment obligations;

•	our exposure to currency fluctuations and restrictions as well as credit risks;

•	the effects of reforms in healthcare regulation and pharmaceutical pricing and reimbursement;

•	adverse effects of political or economical instability, major hostilities or acts of terrorism on our significant worldwide operations;

•	increased government scrutiny in both the U.S. and Europe of our agreements with brand companies;

•	interruptions in our supply chain or problems with our information technology systems that adversely affect our complex manufacturing processes;

•	the impact of continuing consolidation of our distributors and customers;

•	the difficulty of complying with U.S. Food and Drug Administration, European Medicines Agency and other regulatory authority requirements;

•	potentially significant impairments of intangible assets and goodwill;

•	potential increases in tax liabilities resulting from challenges to our intercompany arrangements;

•	the termination or expiration of governmental programs or tax benefits;

•	any failure to retain key personnel or to attract additional executive and managerial talent;

•	environmental risks; and

•	other factors that are discussed in this registration statement, our Annual Report on Form 20-F for the year ended December 31, 2010, and in our other filings with the SEC.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to publicly update any forward-looking statements or other information contained in this prospectus, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our Annual Reports on Form 20-F and our Reports of Foreign Private Issuer on Form 6-K that are filed with the SEC. See “Risk Factors” beginning on page 3 of this prospectus. Other factors besides those listed here could also adversely affect us. This discussion is provided as permitted by the Private Securities Litigation Reform Act of 1995.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges in accordance with U.S. GAAP for each of the periods presented below was as follows:

	Nine months ended September 30, 2011	Year Ended December 31,
		2010	2009	2008	2007	2006
Ratio of earnings to fixed charges	16.1	16.5	9.4	4.5	9.5	4.1

The finance subsidiaries did not have any independent operations for the relevant periods.

PRICE RANGE OF ADSs AND ORDINARY SHARES

Teva Ordinary Shares

Teva’s ordinary shares have been listed on the Tel Aviv Stock Exchange (“TASE”) since 1951. As of December 7, 2011, Teva had 941,694,965 ordinary shares outstanding, including ordinary shares underlying our outstanding American Depositary Shares (“ADSs”).

The table below sets forth in New Israeli Shekels (“NIS”) the high and low intraday sale prices of the ordinary shares on the TASE during the periods indicated, as reported by the TASE.

Period	High	Low
Last six months:
December 2011 (until December 7)	152.60	148.10
November 2011	155.00	138.20
October 2011	150.80	133.00
September 2011	148.80	130.30
August 2011	151.70	138.30
July 2011	170.00	157.10
June 2011	172.80	161.10
Last eight quarters:
Q3 2011	170.00	133.00
Q2 2011	177.60	155.70
Q1 2011	204.60	169.00
Q4 2010	197.20	176.90
Q3 2010	213.50	183.60
Q2 2010	240.60	195.60
Q1 2010	242.70	208.50
Q4 2009	215.20	185.20
Last five years:
2010	242.70	176.90
2009	215.20	160.30
2008	188.80	136.00
2007	188.90	130.00
2006	205.00	129.20

On December 7, 2011, the last reported sale price of the ordinary shares on the TASE was NIS 150.40. The TASE also quotes options on the ordinary shares.

Teva ADSs

Teva’s ADSs, which have been traded in the U.S. since 1982, were listed and admitted to trading on the Nasdaq National Market in October 1987 and now trade on the Nasdaq Global Select Market. The ADSs are quoted under the symbol “TEVA.” The Bank of New York Mellon serves as depositary for the ADSs. In November 2002, Teva was added to the NASDAQ 100 Index. As of December 7, 2011, Teva had 699,470,151 ADSs outstanding. Each ADS represents one ordinary share; accordingly, the number of the outstanding ADSs is included in the number of outstanding ordinary shares. For a more detailed description of Teva ADSs, see “Description of Teva American Depositary Shares.”

The following table sets forth information regarding the high and low prices of an ADS on Nasdaq for the periods specified in U.S. dollars.

Period	High	Low
Last six months:
December 2011 (until December 7)	40.95	39.50
November 2011	41.75	36.88
October 2011	42.40	35.01
September 2011	41.76	34.85
August 2011	44.40	36.06
July 2011	49.28	44.82
June 2011	50.54	46.02
Last eight quarters:
Q3 2011	49.28	34.85
Q2 2011	50.70	44.29
Q1 2011	56.11	46.69
Q4 2010	54.70	48.28
Q3 2010	56.37	46.99
Q2 2010	64.36	50.63
Q1 2010	64.95	55.88
Q4 2009	56.88	48.95
Last five years:
2010	64.95	46.99
2009	56.88	41.05
2008	50.00	35.89
2007	47.14	30.81
2006	44.71	29.22

On December 7, 2011, the last reported sale price for the ADSs on Nasdaq was $39.99. The Chicago Board Options Exchange, Chicago Board Options Exchange C2, International Securities Exchange, Nasdaq, Nasdaq OMX Boston, NASDAQ OMX Philadelphia, BATS, NYSE Amex and NYSE Arca quote options on Teva’s ADSs under the symbol “TEVA”.

Teva’s ADSs are also traded on the exchanges in Frankfurt and Berlin.

Dividends

We have paid dividends on a regular quarterly basis since 1986. Future dividend policy will be reviewed by Teva’s board of directors based upon conditions then existing, including our earnings, financial condition, capital requirements and other factors. Our ability to pay cash dividends may be restricted by instruments governing our debt obligations. Dividends are declared and paid in NIS. Dividends are converted into U.S. dollars and paid by the depositary of our ADSs for the benefit of owners of ADSs, and are subject to exchange rate fluctuations between the NIS and the U.S. dollar between the declaration date and the date of actual payment.

Dividends paid by an Israeli company to shareholders residing outside Israel are generally subject to withholding of Israeli income tax at a rate of up to 20%. Such tax rates apply unless a lower rate is provided in a treaty between Israel and the shareholder’s country of residence. In our case, the applicable withholding tax rate will depend on the particular Israeli production facilities that have generated the earnings that are the source of the specific dividend and, accordingly, the applicable rate may change from time to time.

The following table sets forth the amounts of the dividends paid in respect of each period indicated prior to deductions for applicable Israeli withholding taxes (in cents per share).

	2011	2010	2009	2008	2007	2006
	In cents per share
1st interim	23.0	18.8	14.5	13.1	9.9	7.6
2nd interim	23.1	18.1	15.1	12.9	9.2	7.7
3rd interim	21.9	19.3	15.9	11.8	10.0	7.9
4th interim	n/a	21.8	18.7	14.7	12.4	9.4

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by Teva or the finance subsidiaries will be used for general corporate purposes, which may include additions to working capital, investments in or extensions of credit to our subsidiaries, the repayment of indebtedness, repurchases of our ADSs, ordinary shares and other securities and future acquisitions.

DESCRIPTION OF ORDINARY SHARES

Description of Ordinary Shares

The par value of Teva’s ordinary shares is NIS 0.10 per share, and all issued and outstanding ordinary shares are fully paid and non-assessable. Holders of paid-up ordinary shares are entitled to participate equally in the payment of dividends and other distributions and, in the event of liquidation, in all distributions after the discharge of liabilities to creditors. Teva’s board of directors may declare interim dividends and propose the final dividend with respect to any fiscal year out of profits available for dividends after statutory appropriation to capital reserves. Declaration of a final dividend (not exceeding the amount proposed by Teva’s board of directors) requires shareholder approval through the adoption of an ordinary resolution. Dividends are declared in NIS. All ordinary shares represented by the ADSs will be issued in registered form only. Ordinary shares do not entitle their holders to preemptive rights.

Voting is on the basis of one vote per share. An ordinary resolution (for example, resolutions for the approval of final dividends and the appointment of auditors) requires the affirmative vote of a majority of the shares voting in person or by proxy. Certain resolutions (for example, resolutions amending many of the provisions of Teva’s articles of association) require the affirmative vote of at least 75% of the shares voting in person or by proxy, and certain amendments of the articles of association require the affirmative vote of at least 85% of the shares voting in person or by proxy, unless a lower percentage shall have been established by the board of directors, and approved by three-quarters of those directors voting, at a meeting of the board of directors which shall have taken place prior to that general meeting.

Meetings of Shareholders

Under the Israeli Companies Law (the “Companies Law”) and Teva’s articles of association, Teva is required to hold an annual meeting every year no later than fifteen months after the previous annual meeting. In addition, Teva is required to hold a special meeting:

•	at the direction of the board of directors;

•	if so requested by two directors or one-fourth of the serving directors; or

•	upon the request of one or more shareholders who hold at least 5% of the voting rights.

If the board of directors receives a demand to convene a special meeting, it must publicly announce the scheduling of the meeting within 21 days after the demand was delivered. The meeting must then be held no later than 35 days after the notice was made public (except under certain circumstances as provided under the Companies Law).

The agenda at a general meeting is determined by the board of directors. The agenda must also include proposals for which the convening of a special meeting was demanded, as well as any proposal requested by one or more shareholders who hold no less than 1% of the voting rights, as long as the proposal is one suitable for discussion at a general meeting.

A notice of a general meeting must be made public and delivered to every shareholder registered in the shareholders’ register at least 30 days before the meeting is convened. The shareholders entitled to participate and vote at the meeting are the shareholders as of the record date set in the decision to convene the meeting, provided that the record date is not more than 40 days, and not less than 28 days, before the date of the meeting, and further provided that notice of the general meeting was published prior to the record date. Israeli regulations further require public companies to send voting cards, proxy notes and position papers to their shareholders if certain issues, as provided by the Companies Law, are included in the agenda of such meeting.

Under the Companies Law, a shareholder who intends to vote at a meeting must demonstrate that he owns shares in accordance with certain regulations. Under these regulations, a shareholder whose shares are registered with a member of the Tel Aviv Stock Exchange must provide Teva with an authorization from such member regarding his ownership as of the record date.

Right of Non-Israeli Shareholders to Vote

Neither Teva’s memorandum of association, its articles of association, nor the laws of the State of Israel restrict in any way the ownership or voting of Teva’s ordinary shares by nonresidents or persons who are not citizens of Israel, except with respect to citizens or residents of countries that are in a state of war with Israel.

Change of Control

Subject to certain exceptions, the Companies Law provides that a merger requires approval both by the board of directors and by the shareholders of each of the merging companies. In approving a merger, the board of directors must determine that there is no reasonable expectation that, as a result of the merger, the merged company will not be able to meet its obligations to its creditors. Creditors may seek a court order to enjoin or delay the merger if there is an expectation that the merged company will not be able to meet its obligations to its creditors. A court may also issue other instructions for the protection of the creditors’ rights in connection with a merger.

Under the Companies Law, an acquisition of shares in a public company must be made by means of a purchase offer to all shareholders if, as a result of the acquisition, the purchaser would become a 25% or more shareholder of the company and no other person holds over 25% of the company’s shares, or if following the acquisition, the purchaser would hold over 45% of the company’s shares and no other person holds over 45% of the company’s shares. This rule does not apply to a purchase of shares by way of a “private offering” in certain circumstances provided under the Companies Law. The board of directors must provide the shareholders with its opinion as to the advisability of the purchase offer, or if it is unable to do so, may refrain from providing such opinion, provided that it reports the reasons for not so doing. The board must also disclose any personal interest of any of its members in the proposed acquisition.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

Set forth below is a summary of the deposit agreement, as amended, among Teva, The Bank of New York Mellon as depositary, which we refer to as the depositary, and the holders from time to time of ADSs. This summary is not complete and is qualified in its entirety by the amended and restated deposit agreement, a copy of which has been filed as an exhibit to the Registration Statement on Form F-6 filed with the SEC, as amended by Post-Effective Amendment No. 2 thereto on December 28, 2007. Additional copies of the deposit agreement are available for inspection at the corporate trust office of the depositary, 101 Barclay Street, New York, New York 10286.

American Depositary Shares and Receipts

Each ADS represents one ordinary share of Teva deposited with the custodian. ADSs may be issued in uncertificated form or may be evidenced by an American Depositary Receipt, or ADR. ADRs evidencing a specified number of ADSs are issuable by the depositary pursuant to the deposit agreement.

Deposit and Withdrawal of Ordinary Shares

The depositary has agreed that, upon deposit with the custodian of ordinary shares of Teva accompanied by an appropriate confirmation or confirmations of a book-entry transfer or instrument or instruments of transfer or endorsement in form satisfactory to the custodian and any certificates as may be required by the depositary or the custodian, the depositary will execute and deliver at its corporate trust office, upon payment of the fees, charges and taxes provided in the deposit agreement, to or upon the written order of the person or persons entitled thereto, uncertificated securities or an ADR registered in the name of such person or persons for the number of ADSs issuable with respect to such deposit.

Every person depositing ordinary shares under the deposit agreement shall be deemed to represent and warrant that such ordinary shares are validly issued, fully paid and non-assessable ordinary shares and that such person is duly authorized to make such deposit, and the deposit of such ordinary shares or sale of ADSs by that person is not restricted under the Securities Act.

Upon surrender of ADSs at the corporate trust office of the depositary, and upon payment of the fees provided in the deposit agreement, ADS holders are entitled to delivery to them or upon their order at the principal office of the custodian or at the corporate trust office of the depositary of certificates representing the ordinary shares and any other securities, property or cash represented by the surrendered ADSs. Delivery to the corporate trust office of the depositary shall be made at the risk and expense of the ADS holder surrendering ADSs.

The depositary may deliver ADSs prior to the receipt of ordinary shares or “pre-release.” The depositary may deliver ordinary shares upon the receipt and surrender of ADSs that have been pre-released, whether or not such surrender is prior to the termination of such pre-release or the depositary knows that such ADSs have been pre-released. Each pre-release will be:

•

accompanied by a written representation from the person to whom ordinary shares or ADSs are to be delivered that such person, or its customer, owns the ordinary shares or ADSs to be remitted, as the case may be;

•	at all times fully collateralized with cash or such other collateral as the depositary deems appropriate;

•	terminable by the depositary with no more than five business days’ notice; and

•	subject to such further indemnities and credit regulations as the depositary deems appropriate.

The number of ADSs outstanding at any time as a result of pre-releases will not normally exceed 30% of the ordinary shares outstanding with the depositary; provided, however, that the depositary reserves the right to change or disregard such limit from time to time as it deems appropriate.

Dividends, Other Distributions and Rights

The depositary shall, as promptly as practicable, convert or cause to be converted into U.S. dollars, to the extent that in its judgment it can reasonably do so and transfer the resulting U.S. dollars to the United States, all cash dividends and other cash distributions denominated in a currency other than U.S. dollars that it or the custodian receives in respect of the deposited ordinary shares, and to distribute the amount received, net of any fees of the depositary and expenses incurred by the depositary in connection with conversion, to the holders of ADSs. The amount distributed will be reduced by any amounts to be withheld by Teva or the depositary for applicable taxes, net of expenses of conversion into U.S. dollars. If the depositary determines that any foreign currency received by it or the custodian cannot be so converted on a reasonable basis and transferred, or if any required approval or license of any government or agency is denied or not obtained within a reasonable period of time, the depositary may distribute such foreign currency received by it or hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of the ADS holders. If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the holders of ADSs entitled thereto, the depositary may make such conversion and distribution in U.S. dollars to the extent permissible to such holders of ADSs and may distribute the balance of the currency received by the depositary to, or hold such balance uninvested and without liability for interest thereon for, the respective accounts of such holders of ADSs.

If any distribution upon any ordinary shares deposited or deemed deposited under the deposit agreement consists of a dividend in, or free distribution of, additional ordinary shares, the depositary shall, only if Teva so requests, distribute to the holders of outstanding ADSs, on a pro rata basis, additional ADSs that represent the number of additional ordinary shares received as such dividend or free distribution subject to the terms and conditions of the deposit agreement and net of any fees and expenses of the depositary. In lieu of delivering fractional ADSs in the event of any such distribution, the depositary will sell the amount of additional ordinary shares represented by the aggregate of such fractions and will distribute the net proceeds to holders of ADSs. If additional ADSs are not so distributed, each ADS shall thereafter also represent the additional ordinary shares distributed together with the ordinary shares represented by such ADS prior to such distribution.

If Teva offers or causes to be offered to the holders of ordinary shares any rights to subscribe for additional ordinary shares or any rights of any other nature, the depositary, after consultation with Teva, shall have discretion as to the procedure to be followed in making such rights available to holders of ADSs or in disposing of such rights for the benefit of such holders and making the net proceeds available to such holders or, if the depositary may neither make such rights available to such holders nor dispose of such rights and make the net proceeds available to such holders, the depositary shall allow the rights to lapse; provided, however, that the depositary will, if requested by Teva, take action as follows:

•

if at the time of the offering of any rights the depositary determines in its discretion that it is lawful and feasible to make such rights available to all holders of ADSs or to certain holders of ADSs but not other holders of ADSs, the depositary may distribute to any holder of ADSs to whom it determines the distribution to be lawful and feasible, on a pro rata basis, warrants or other instruments therefor in such form as it deems appropriate; or

•

if the depositary determines in its discretion that it is not lawful and feasible to make such rights available to certain holders of ADSs, it may sell the rights, warrants or other instruments in proportion to the number of ADSs held by the holder of ADSs to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the depositary and all taxes and governmental charges) for the account of such holders of ADSs otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such holders of ADSs because of exchange restrictions or the date of delivery of any ADS or otherwise.

In circumstances in which rights would not otherwise be distributed, if a holder of ADSs requests the distribution of warrants or other instruments in order to exercise the rights allocable to the ADSs of such holder, the depositary will make such rights available to such holder upon written notice from Teva to the depositary that

Teva has elected in its sole discretion to permit such rights to be exercised and such holder has executed such documents as Teva has determined in its sole discretion are reasonably required under applicable law. Upon instruction pursuant to such warrants or other instruments to the depositary from such holder to exercise such rights, upon payment by such holder to the depositary for the account of such holder of an amount equal to the purchase price of the ordinary shares to be received upon the exercise of the rights, and upon payment of the fees of the depositary as set forth in such warrants or other instruments, the depositary shall, on behalf of such holder, exercise the rights and purchase the ordinary shares, and Teva shall cause the ordinary shares so purchased to be delivered to the depositary on behalf of such holder. As agent for such holder, the depositary will cause the ordinary shares so purchased to be deposited under the deposit agreement, and shall issue and deliver to such holder legended ADRs or confirmations with respect to uncertificated ADSs, restricted as to transfer under applicable securities laws.

The depositary will not offer to the holders of ADSs any rights to subscribe for additional ordinary shares or rights of any other nature, unless and until such a registration statement is in effect with respect to the rights and the securities to which they relate, or unless the offering and sale of such securities to the holders of such ADSs are exempt from registration under the provisions of the Securities Act and an opinion of counsel satisfactory to the depositary and Teva has been obtained.

The depositary shall not be responsible for any failure to determine that it may be lawful and feasible to make such rights available to holders of ADSs in general or any holder in particular.

If the depositary determines that any distribution of property is subject to any tax or other governmental charge that the depositary is obligated to withhold, the depositary may by public or private sale in Israel dispose of all or a portion of such property in such amounts and in such manner as the depositary deems necessary and practicable to pay any such taxes or charges, and the depositary will distribute the net proceeds of any such sale and after deduction of any taxes or charges to the ADS holders entitled thereto.

Upon any change in nominal value, change in par value, split-up, consolidation or any other reclassification of ordinary shares, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Teva or to which it is a party, any securities that shall be received by the depositary or the custodian in exchange for or in conversion of or in respect of ordinary shares shall be treated as newly deposited ordinary shares under the deposit agreement, and ADSs shall thenceforth represent, in addition to the existing deposited securities, the right to receive the new ordinary shares so received in respect of ordinary shares, unless additional ADSs are delivered or the depositary calls for the surrender of outstanding ADSs to be exchanged for new ADSs.

Record Dates

Whenever any cash dividend or other cash distribution shall become payable, any distribution other than cash shall be made or rights shall be issued with respect to the ordinary shares, or whenever for any reason the depositary causes a change in the number of ordinary shares that are represented by each ADS, or whenever the depositary shall receive notice of any meeting of holders of ordinary shares, the depositary shall fix a record date which shall be as close as practicable to the record date applicable to the ordinary shares, provided that the record date established by Teva or the depositary shall not occur on a day on which the shares or ADSs are not traded in Israel or the U.S.:

•	for the determination of the holders of ADSs who shall be:

•	entitled to receive such dividend, distribution or rights, or the net proceeds of the sale, or

•	entitled to give instructions for the exercise of voting rights at any such meeting; or

•	on or after which each ADS will represent the changed number of ordinary shares.

Reports and Other Communications

Teva will furnish to the depositary and the custodian all notices of shareholders’ meetings and other reports and communications that are made generally available to the holders of ordinary shares and English translations of the same. The depositary will make such notices, reports and communications available for inspection by ADS holders at its corporate trust office when furnished by Teva pursuant to the deposit agreement and, upon request by Teva, will mail such notices, reports and communications to ADS holders at Teva’s expense.

Voting of the Underlying Ordinary Shares

Upon receipt of notice of any meeting or solicitation of consents or proxies of holders of ordinary shares, if requested in writing, the depositary shall, as soon as practicable thereafter, mail to the ADS holders a notice containing:

•	such information as is contained in the notice received by the depositary; and

•

a statement that the holders of ADSs as of the close of business on a specified record date will be entitled, subject to applicable law and the provisions of Teva’s memorandum and articles of association, as amended, to instruct the depositary as to the exercise of voting rights, if any, pertaining to the amount of ordinary shares represented by their respective ADSs.

Upon the written request of an ADS holder on such record date, received on or before the date established by the depositary for such purpose, the depositary shall endeavor, insofar as is practicable and permitted under applicable law and the provisions of Teva’s memorandum and articles of association, as amended, to vote or cause to be voted the amount of ordinary shares represented by the ADSs in accordance with the instructions set forth in such request. If no instructions are received by the depositary from a holder of an ADS, the depositary shall give a discretionary proxy for the ordinary shares represented by such holder’s ADS to a person designated by Teva.

Amendment and Termination of the Deposit Agreement

The form of the ADRs and the terms of the deposit agreement may at any time be amended by written agreement between Teva and the depositary, without the consent of the ADS holders. Any amendment that imposes or increases any fees or charges (other than taxes or other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that otherwise prejudices any substantial existing right of holders of ADSs shall, however, not become effective until the expiration of thirty days after notice of such amendment has been given to the holders of outstanding ADSs. Every holder of an ADS at the time such amendment becomes effective will be deemed, by continuing to hold such ADS, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. In no event will any amendment impair the right of any ADS holder to surrender the ADSs held by such holder and receive therefore the underlying ordinary shares and any other property represented thereby, except in order to comply with mandatory provisions of applicable law.

Whenever so directed by Teva, the depositary has agreed to terminate the deposit agreement by mailing notice of such termination to the holders of all ADSs then outstanding at least 30 days prior to the date fixed in such notice for such termination. The depositary may likewise terminate the deposit agreement by mailing notice of such termination to Teva and the holders of all ADSs then outstanding if at any time 60 days shall have expired after the depositary shall have delivered to Teva a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment.

If any ADSs remain outstanding after the date of termination, the depositary thereafter will discontinue the registration of transfers of ADSs, will suspend the distribution of dividends to the holders and will not give any further notices or perform any further acts under the deposit agreement, except:

•	the collection of dividends and other distributions;

•	the sale of rights and other property; and

•

the delivery of ordinary shares, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for surrendered ADSs, subject to the terms of the deposit agreement.

At any time after the expiration of one year from the date of termination, the depositary may sell the underlying ordinary shares and hold uninvested the net proceeds, together with any cash then held by it under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the holders of ADSs that have not theretofore surrendered their ADSs and such holders shall become general creditors of the depositary with respect to such net proceeds. After making such sale, the depositary shall be discharged from all obligations under the deposit agreement, except to account for net proceeds and other cash (after deducting fees of the depositary) and except for obligations for indemnification set forth in the deposit agreement. Upon the termination of the deposit agreement, Teva will also be discharged from all obligations thereunder, except for certain obligations to the depositary.

Charges of Depositary

Teva will pay the fees and out-of-pocket expenses of the depositary and those of any registrar only in accordance with agreements in writing entered into between the depositary and Teva from time to time. The following charges shall be incurred by any party depositing or withdrawing ordinary shares or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Teva or an exchange of stock regarding the ADSs or deposited ordinary shares or a distribution of ADSs pursuant to the terms of the deposit agreement):

•	any applicable taxes and other governmental charges;

•	any applicable transfer or registration fees;

•	certain cable, telex and facsimile transmission charges as provided in the deposit agreement;

•	any expenses incurred in the conversion of foreign currency;

•

a fee of $5.00 or less per 100 ADSs (or a portion of such amount of ADSs) for the delivery of ADSs in connection with the deposit of ordinary shares, distributions in ordinary shares on the surrender of ADSs or the distribution of rights on the ordinary shares;

•	a fee of $0.02 or less per ADS for any cash distributions on the ordinary shares;

•	a fee of $5.00 or less per 100 ADSs (or a portion of such amount of ADSs) for the distribution of securities on the ordinary shares (other than ordinary shares or rights thereon); and

•

a fee $0.02 or less per ADS annually for depositary services performed by the depositary and/or the custodians (which may be charged directly to the owners or which may be withheld from cash distributions, at the sole discretion of the depositary).

The depositary may own and deal in any class of securities of Teva and its affiliates and in ADSs.

Transfer of American Depositary Shares

The ADSs are transferable on the books of the depositary, except during any period when the transfer books of the depositary are closed, or if any such action is deemed necessary or advisable by the depositary or Teva at any time or from time to time because of any requirement of law or of any government or governmental body or commission or under any provision of the deposit agreement. The surrender of outstanding ADSs and withdrawal of deposited ordinary shares may not be suspended subject only to:

•	temporary delays caused by closing the transfer books of the depositary or Teva, the deposit of ordinary shares in connection with voting at a shareholders’ meeting or the payment of dividends;

•	the payment of fees, taxes and similar charges; and

•	compliance with the U.S. or foreign laws or governmental regulations relating to the ADSs or to the withdrawal of the deposited ordinary shares.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares. As a condition to the delivery, registration of transfer, split-up, combination or surrender of any ADS or withdrawal of ordinary shares, the depositary, the custodian or the registrar may require payment from the person presenting the ADS or the depositor of the ordinary shares of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto, payment of any applicable fees payable by the holders of ADSs, may require the production of proof satisfactory to the depositary as to the identity and genuineness of any signature and may also require compliance with any regulations the depositary may establish consistent with the provisions of the deposit agreement. The depositary may refuse to deliver ADSs, register the transfer of any ADS or make any distribution on, or related to, ordinary shares until it or the custodian has received proof of citizenship or residence, exchange control approval or other information as it may deem necessary or proper. Holders of ADSs may inspect the transfer books of the depositary at any reasonable time, provided, that such inspection shall not be for the purpose of communicating with holders of ADSs in the interest of a business or object other than Teva’s business or a matter related to the deposit agreement or ADSs.

General

Neither the depositary nor Teva nor any of their directors, employees, agents or affiliates will be liable to the holders of ADSs if by reason of any present or future law or regulation of the United States or any other country or of any government or regulatory authority or any stock exchange, any provision, present or future, of Teva’s memorandum and articles of association, as amended, or any circumstance beyond its control, the depositary or Teva or any of their respective directors, employees, agents or affiliates is prevented or delayed in performing its obligations or exercising its discretion under the deposit agreement or is subject to any civil or criminal penalty on account of performing its obligations. The obligations of Teva and the depositary under the deposit agreement are expressly limited to performing their obligations specifically set forth in the deposit agreement without negligence or bad faith.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

We or any of the other finance subsidiaries may elect to offer debt securities. The following description of debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate. Our senior debt securities would be issued under a senior indenture, between Teva and The Bank of New York Mellon, as trustee. Teva’s subordinated debt securities would be issued under a subordinated indenture between Teva and The Bank of New York Mellon, as trustee. The senior or subordinated indenture, a form of each of which is included as an exhibit to the registration statement of which this prospectus is a part, will be executed at the time we issue any debt securities. Any supplemental indentures will be filed with the SEC on a Form 6-K or by a post-effective amendment to the registration statement of which this prospectus is a part.

The senior debt securities of each finance subsidiary would be issued under a senior indenture among that entity, Teva, as guarantor, and The Bank of New York Mellon, as trustee. The subordinated debt securities of each finance subsidiary would be issued under a subordinated indenture among that entity, Teva, as guarantor, and The Bank of New York Mellon, as trustee.

All of the indentures are sometimes referred to in this prospectus collectively as the “indentures” and each, individually, as an “indenture.” All senior indentures are sometimes referred to in this prospectus collectively as the “senior indentures” and each, individually, as a “senior indenture.” All subordinated indentures are sometimes referred to in this prospectus collectively as the “subordinated indentures” and each, individually, as a “subordinated indenture.” The particular terms of the debt securities offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered debt securities, will be described in the applicable prospectus supplement. The indentures will be qualified under the Trust Indenture Act of 1939, as amended. The terms of the debt securities will include those stated in the indentures and those made part of the indentures by reference to the Trust Indenture Act.

Because the following summaries of the material terms and provisions of the indentures and the related debt securities are not complete, you should refer to the forms of the indentures and the debt securities for complete information on some of the terms and provisions of the indentures, including definitions of some of the terms used below, and the debt securities. The senior indentures and subordinated indentures are substantially identical to one another, except for specific provisions relating to subordination contained in the subordinated indentures.

General

The provisions of the indentures do not limit the aggregate principal amount of debt securities which may be issued thereunder. Unless otherwise provided in a prospectus supplement, the senior debt securities will be the issuer’s direct, unsecured and unsubordinated general obligations and will have the same rank in liquidation as all of the issuer’s other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured obligations of the issuer, subordinated in right of payment to the prior payment in full of all senior indebtedness of the issuer with respect to such series, as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.

Payments

The issuer may issue debt securities from time to time in one or more series. The provisions of the indentures allow the issuer to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series, as well as debt securities of other series. The debt securities may be denominated and payable in U.S. dollars or foreign currencies. The issuer may also issue debt securities from time to time with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the value of the applicable currency, security or basket of securities, commodity or index on the relevant payment dates.

Debt securities may bear interest at a fixed rate, which may be zero, a floating rate, or a rate which varies during the lifetime of the debt security. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in the Applicable Prospectus Supplement

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	the specific designation;

•	any limit on the aggregate principal amount of the debt securities, their purchase price and denomination;

•	the currency in which the debt securities are denominated and/or in which principal, premium, if any, and/or interest, if any, is payable;

•	the date of maturity;

•	the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•

the terms on which holders of the debt securities may convert or exchange these securities into or for ADSs or other of our securities or of an entity unaffiliated with us, any specific terms relating to the adjustment of the conversion or exchange feature and the period during which the holders may make the conversion or exchange;

•

information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositaries, authenticating or paying agents, transfer agents or registrars;

•

whether and under what circumstances the issuer will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

•	any material Israeli, U.S. federal, and if applicable, Curaçao income tax consequences, including, but not limited to:

•

tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

•	tax considerations applicable to any debt securities denominated and payable in foreign currencies;

•	whether certain payments on the debt securities will be guaranteed under a financial insurance guaranty policy and the terms of that guaranty;

•	whether the debt securities will be secured;

•	any applicable selling restrictions; and

•

any other specific terms of the debt securities, including any modifications to or additional events of default, covenants or modified or eliminated acceleration rights, and any terms required by or advisable under applicable laws or regulations, including laws and regulations relating attributes required for the debt securities to be afforded certain capital treatment for bank regulatory or other purposes.

Some of the debt securities may be issued as original issue discount securities. Original issue discount securities bear no interest or bear interest at below-market rates and may be sold at a discount below their stated principal amount. The applicable prospectus supplement will contain information relating to income tax, accounting, and other special considerations applicable to original issue discount securities.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. The issuer will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations or requirements provided in the applicable indenture or the supplemental indenture or issuer order under which that series of debt securities is issued. Holders may transfer debt securities in bearer form and/or the related coupons, if any, by delivery to the transferee. If any of the securities are held in global form, the procedures for transfer of interests in those securities will depend upon the procedures of the depositary for those global securities.

Events of Default

Each indenture provides holders of debt securities with remedies if the issuer and/or guarantor, as the case may be, fails to perform specific obligations, such as making payments on the debt securities, or if the issuer and/or guarantor, as the case may be, becomes bankrupt. Holders should review these provisions and understand which actions trigger an event of default and which actions do not. Each indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series-by-series basis.

An event of default is defined under the indentures, with respect to any series of debt securities issued under that indenture, as any one or more of the following events, subject to modification in a supplemental indenture, each of which we refer to in this prospectus as event of default, having occurred and be continuing:

•	default is made in the payment of premium or principal in respect of the securities;

•	default is made for more than 30 days in the payment of interest in respect of the securities;

•

the issuer and/or guarantor, as the case may be, fails to perform or observe any of its other obligations under the securities and this failure has continued for the period of 60 days next following the service on us of notice requiring the same to be remedied;

•	issuer’s and/or guarantor’s, as the case may be, bankruptcy, insolvency or reorganization under any applicable bankruptcy, insolvency or insolvency related reorganization law;

•	an order is made or an effective resolution is passed for the winding up or liquidation of the issuer and/or guarantor, as the case may be; or

•	any other event of default provided in the supplemental indenture or issuer order, if any, under which that series of debt securities is issued.

Acceleration of Debt Securities Upon an Event of Default

Each indenture provides that, unless otherwise set forth in a supplemental indenture:

•

if an event of default occurs due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of the issuer and/or guarantor, as the case may be, applicable to that series of debt securities but not applicable to all outstanding debt securities issued under that indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to the issuer and guarantor, as the case may be, may declare the principal of and accrued interest on the debt securities of such affected series (but not any other debt securities issued under that indenture) to be due and payable immediately;

•

if an event of default occurs due to specified events of bankruptcy, insolvency or reorganization of the issuer and/or the guarantor, as the case may be, the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately; and

•

if an event of default due to a default in the performance of any other of the covenants or agreements in the indenture applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under the indenture for which any applicable supplemental indenture does not prevent acceleration under the relevant circumstances, voting as one class, by notice in writing to the issuer and/or guarantor, as the case may be, may declare the principal of all debt securities and interest accrued on the debt securities to be due and payable immediately.

Annulment of Acceleration and Waiver of Defaults

In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration or waive past defaults of the debt securities.

Indemnification of Trustee for Actions Taken on Your Behalf

Each indenture provides that the trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of debt securities issued under that indenture relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee. In addition, each indenture contains a provision entitling the trustee, subject to the duty of the trustee to act with the required standard of care during a default, to be indemnified to its reasonable satisfaction by the holders of debt securities issued under the indenture before proceeding to exercise any right or power at the request of holders. Subject to these provisions and specified other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

Limitation on Actions by You as an Individual Holder

Each indenture provides that no individual holder of debt securities may institute any action against us under that indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

•	the holder must have previously given written notice to the trustee of the continuing default;

•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have:

•	requested the trustee to institute that action and

•	offered the trustee reasonable indemnity;

•	the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

•

the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

Each indenture contains a covenant that the issuer and guarantor, if applicable, will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

The issuer has the ability to eliminate most or all of its obligations on any series of debt securities prior to maturity if it complies with the following provisions:

Discharge of Indenture. The issuer may discharge all of its obligations, other than as to transfers and exchanges, under the indenture after it has:

•	paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

•	delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

•

irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities. However, the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the applicable indenture relating only to that series of debt securities.

Defeasance of a Series of Securities at Any Time. The issuer may also discharge all of its obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance in this prospectus. The issuer may be released with respect to any outstanding series of debt securities from the obligations imposed by the covenants described above limiting consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called covenant defeasance.

Defeasance or covenant defeasance may be effected only if, among other things:

•

the issuer irrevocably deposits with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased; and

•	the issuer delivers to the relevant trustee an opinion of counsel to the effect that:

•	the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance;

•

the defeasance or covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; and

•

in the case of a defeasance, this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of this prospectus, since that result would not occur under current tax law.

Modification of the Indenture

Modification without Consent of Holders. The issuer and the relevant trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under each indenture to:

•	secure any debt securities;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency;

•	establish the forms or terms of debt securities of any series; or

•	evidence the acceptance of appointment by a successor trustee.

Modification with Consent of Holders. Each issuer and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, the issuer and the trustee may not make any of the following changes to any outstanding debt security without the consent of each holder that would be affected by the change:

•	extend the final maturity of the security;

•	reduce the principal amount;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, including any amount of original issue discount, premium, or interest on the security is payable;

•	modify or amend the provisions for conversion of any currency into another currency;

•	reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

•

alter the terms on which holders of the debt securities may convert or exchange debt securities for stock or other securities or for other property or the cash value of the property, other than in accordance with the antidilution provisions or other similar adjustment provisions included in the terms of the debt securities;

•	impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of debt securities the consent of whose holders is required for modification of the Indenture.

Form of Debt Security

Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either:

•	in registered form, where the issuer’s obligation runs to the holder of the security named on the face of the security or

•	in bearer form, where the issuer’s obligation runs to the bearer of the security.

Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.

Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. The issuer may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the issuer, the guarantor, if applicable, the trustee or any other agent of the issuer, guarantor or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by the issuer within 90 days, the issuer will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the issuer may, at any time and in its sole discretion, decide not to have any of the securities represented by one or more registered global securities. If the issuer makes that decision, it will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

Bearer Global Securities. The securities may also be issued in the form of one or more bearer global securities that will be deposited with a common depositary for the Euroclear System and Clearstream Banking, societe anonyme or with a nominee for the depositary identified in the prospectus supplement relating to those securities. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any securities to be represented by a bearer global security will be described in the prospectus supplement relating to those securities.

Guarantees

Teva will fully and unconditionally guarantee payment in full to the holders of the debt securities issued by the finance subsidiaries pursuant to this prospectus. The guarantee is set forth in, and forms part of, the finance subsidiary indenture under which the debt securities will be issued. If, for any reason, the issuer does not make any required payment in respect of its debt securities when due, the guarantor will cause the payment to be made to or to the order of the trustee. The guarantee will be on a senior basis when the guaranteed debt securities are issued under the senior indenture, and on a subordinated basis to the extent the guaranteed debt securities are issued under the subordinated indenture. The extent to which the guarantee is subordinated to other indebtedness of the guarantor will be substantially the same as the extent to which the subordinated debt issued by the issuer is subordinated to the other indebtedness of the issuer as described below under “—Subordination of the Subordinated Debt Securities.” The holder of the guaranteed security may sue the guarantor to enforce its rights under the guarantee without first suing any other person or entity.

Subordination of the Subordinated Debt Securities

Subordinated debt securities issued by an issuer will, to the extent set forth in the applicable subordinated indenture, be subordinate in right of payment to the prior payment in full of all senior indebtedness of the issuer, whether outstanding at the date of the subordinated indenture or incurred after that date. In the event of:

•

any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the issuer or to its creditors, as such, or to its assets; or

•	any voluntary or involuntary liquidation, dissolution or other winding up of the issuer, whether or not involving insolvency or bankruptcy; or

•	any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer,

then the holders of senior indebtedness of the issuer will be entitled to receive payment in full of all amounts due or to become due on or in respect of all its senior indebtedness, or provision will be made for the payment in cash, before the holders of the subordinated debt securities of the issuer are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, the subordinated debt securities. The holders of senior indebtedness of the issuer will be entitled to receive, for application to the payment of the senior indebtedness, any payment or distribution of any kind or character, whether in cash, property or securities, including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the issuer being subordinated to the payment of its subordinated debt securities. This payment may be payable or deliverable in respect of its subordinated debt securities in any case, proceeding, dissolution, liquidation or other winding up event.

By reason of subordination, in the event of liquidation or insolvency of the issuer, holders of senior indebtedness of the issuer and holders of other obligations of the issuer that are not subordinated to its senior indebtedness may recover more ratably than the holders of subordinated debt securities of the issuer.

Subject to the payment in full of all senior indebtedness of the issuer, the rights of the holders of subordinated debt securities of the issuer will be subrogated to the rights of the holders of its senior indebtedness to receive payments or distributions of cash, property or securities of the issuer applicable to its senior indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, its subordinated debt securities have been paid in full.

No payment of principal, including redemption and sinking fund payments, of, or any premium or interest on, or any additional amounts with respect to the subordinated debt securities of the issuer, or payments to acquire these securities, other than pursuant to their conversion, may be made:

•	if any senior indebtedness of the issuer is not paid when due and any applicable grace period with respect to the default has ended and the default has not been cured or waived or ceased to exist, or

•	if the maturity of any senior indebtedness of the issuer has been accelerated because of a default.

The subordinated indentures do not limit or prohibit the issuer from incurring additional senior indebtedness, which may include indebtedness that is senior to its subordinated debt securities, but subordinate to the issuer’s other obligations.

The subordinated indentures provide that these subordination provisions, insofar as they relate to any particular issue of subordinated debt securities by the issuer, may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

New York Law to Govern

The indentures and the debt securities will be governed by the laws of the State of New York.

Information Concerning the Trustee

The Bank of New York Mellon, as trustee under the indenture, has been appointed by us as paying agent, conversion agent, registrar and custodian with regard to the debt securities. The Bank of New York Mellon, 101 Barclay Street, New York, New York, 10286, is the depositary for the ADSs. The trustee or its affiliates may from time to time in the future provide banking and other services to us in the ordinary course of their business.

DESCRIPTION OF PURCHASE CONTRACTS

Teva may issue purchase contracts for the purchase or sale of debt or equity securities issued by Teva or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. Teva may, however, satisfy its obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require Teva to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contacts are issued. Teva’s obligation to settle such pre-paid purchase contacts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, Teva may issue units consisting of one or more purchase contracts, warrants, debt securities, ordinary shares, ADSs, other equity securities or any combination of such securities. The applicable prospectus supplement will describe:

•

the terms of the units and of the purchase contracts, warrants, debt securities, ordinary shares, ADSs, other equity securities and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF WARRANTS

Teva may issue warrants to purchase its debt or equity securities, debt securities of the finance subsidiaries or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between Teva and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies, in which the price of such warrants will be payable;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	any material Israeli, U.S. federal, and if applicable, Curaçao income tax consequences;

•	the antidilution provisions of the warrants; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

TAXATION

The material Israeli, U.S. federal, and if applicable, Curaçao income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the prospectus supplement offering those securities.

PLAN OF DISTRIBUTION

We may sell our securities in any one or more of the following ways from time to time:

•	to or through underwriters;

•	to or through dealers;

•	through agents; or

•	directly to purchasers, including our affiliates.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the proceeds to us from the sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and

•	any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of 1933, of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of 1933, of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for Teva or any of its subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with Teva or any of its subsidiaries and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Teva or any of its subsidiaries to indemnification by Teva or any of its subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for Teva or any of its subsidiaries in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

EXPERTS

The financial statements, financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Report of Teva Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 20-F of Teva Pharmaceutical Industries Limited for the year ended December 31, 2010, have been so incorporated in reliance on the reports of Kesselman and Kesselman, an independent registered public accounting firm in Israel and a member of PricewaterhouseCoopers International Limited, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law with respect to the validity of certain of the offered securities will be passed upon for the issuers by Willkie Farr & Gallagher LLP, New York, New York. Certain legal matters with respect to Israeli law with respect to the validity of certain of the offered securities will be passed upon for the issuers by Tulchinsky Stern Marciano Cohen Levitski & Co., Israel. Certain legal matters with respect to Curaçao law will be passed upon for the issuers by VanEps Kunneman VanDoorne, Curaçao. Any underwriters will be advised about other issues relating to any offering by their own counsel.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

This prospectus is part of a registration statement that we filed with the SEC. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some of the information included in the registration statement from this prospectus. In addition, we file annual and special reports and other information with the SEC. You may read and copy such material at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, as well as at the SEC’s regional offices. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxies, information statements and other material that are filed through the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and filed electronically with the SEC. We began filing through the EDGAR system beginning on October 31, 2002.

Information about us is also available on our website at http://www.tevapharm.com. Such information on our website is not part of this prospectus.

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

The following documents filed with the SEC are incorporated into this prospectus by reference:

(1)	Our Annual Report on Form 20-F for the year ended December 31, 2010;

(2)

Our Reports of Foreign Private Issuer on Form 6-K, filed with the SEC on January 5, 2011, January 10, 2011, January 25, 2011, January 26, 2011, January 27, 2011, February 2, 2011, February 9, 2011, February 10, 2011, March 1, 2011, March 17, 2011, March 21, 2011, March 24, 2011, April 7, 2011, April 11, 2011, April 12, 2011, April 25, 2011 (Reports regarding Copaxone® study and statement on DEFINE study results), April 26, 2011, May 2, 2011, May 3, 2011, May 11, 2011 (Report filed at 12:44:15 p.m. EDT), May 17, 2011 (two Reports), May 19, 2011, May 31, 2011 (two Reports), June 2, 2011 (two Reports), June 7, 2011, June 13, 2011, June 14, 2011, June 21, 2011 (two Reports), June 27, 2011, July 21, 2011, July 28, 2011, August 1, 2011, August 2, 2011 (three Reports), August 4, 2011, August 8, 2011, September 6, 2011, September 12, 2011, September 13, 2011 (two Reports), September 20, 2011, September 21, 2011, October 11, 2011 (three Reports), October 13, 2011, October 14, 2011 (two Reports), October 19, 2011, October 24, 2011, October 25, 201, November 2, 2011 (three Reports, filed at 10:19:53 a.m. EDT, 10:39:42 a.m. EDT and 12:09:40 p.m. EDT, respectively), November 8, 2011, November 10, 2011, December 1, 2011 (filed at 10:54:54 a.m. EST), December 2, 2011 and December 8, 2011;

(3)	The description of Teva’s ordinary shares, par value NIS 0.10 per share and the American Depositary Shares representing the ordinary shares, contained in the registration statement on Form F-4, as amended on October 14, 2008 (Registration Statement No. 333-153497).

All reports and other documents filed by Teva pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this prospectus or in any other subsequently filed document which is incorporated or deemed to be incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

You may also obtain copies of these documents free of charge through our website at http://www.tevapharm.com or by contacting us at our address or telephone number set forth below. Other than the documents incorporated by reference herein as specified above, the documents and other information on our website are not incorporated by reference herein.

Teva Pharmaceutical Industries Limited

Investor Relations

5 Basel Street

P.O. Box 3190

Petach Tikva 49131 Israel

972-3-926-7267

ENFORCEMENT OF CIVIL LIABILITIES

Teva Pharmaceutical Industries Limited

Teva is organized under the laws of Israel and most of Teva’s directors and officers reside outside of the United States. As a result, service of process on them may be difficult to effect in the United States. Furthermore, because a substantial portion of Teva’s assets are located in Israel, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

An Israeli court may declare a judgment rendered by a foreign court in a civil matter, including judgments awarding monetary or other damages in non civil matters, enforceable if it finds that:

(1)	the judgment was rendered by a court which was, according to the foreign country’s law, competent to render it;

(2)	the judgment is no longer appealable;

(3)	the obligation in the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy in Israel; and

(4)	the judgment can be executed in the state in which it was given.

A foreign judgment will not be declared enforceable by Israeli courts if it was given in a state, the laws of which do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases) or if its enforcement is likely to prejudice the sovereignty or security of Israel. An Israeli court also will not declare a foreign judgment enforceable if it is proven to the Israeli court that:

(1)	the judgment was obtained by fraud;

(2)	there was no due process;

(3)	the judgment was given by a court not competent to render it according to the laws of private international law in Israel;

(4)	the judgment conflicts with another judgment that was given in the same matter between the same parties and which is still valid; or

(5)	at the time the action was brought to the foreign court a claim in the same matter and between the same parties was pending before a court or tribunal in Israel.

Teva Finance Company BV, Teva Finance III BV, Teva Finance IV BV, Teva Finance V BV, Teva Finance VI BV and Teva Finance NV

Each of the BVs is organized under the laws of Curaçao and its managing directors and supervisory directors reside outside the United States, and all or a significant portion of the assets of such person may be, and substantially all of the assets of each of the BVs are, located outside the United States. As a result, it may not be possible to effect service of process within the United States upon any of the BVs or any such person or to enforce against any of the BVs or any such person judgments obtained in United States courts predicated upon the civil liability provisions of the federal securities laws of the United States.

The United States and Curaçao do not currently have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. Therefore, a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws of the United States, would not be directly enforceable in Curaçao.

If the party in whose favor such a final judgment is rendered brings a new suit in a competent court in Curaçao, that party may submit to the Curaçao court the final judgment that has been rendered in the United States. A foreign judgment would be enforceable in Curaçao generally, without any re-examination of the merits of the original judgment provided that:

(1)	the judgment is final in the jurisdiction where rendered and was issued by a competent court;

(2)	the judgment is valid in the jurisdiction where rendered;

(3)	the judgment was issued following personal service of the summons upon the defendant or its agent and, in accordance with due process of law, an opportunity for the defendant to defend against the foreign action;

(4)	the judgment does not violate natural justice or any compulsory provisions of Curaçao law or principles of public policy;

(5)	the terms and conditions governing the indentures do not violate any compulsory provisions of Curaçao law or principles of public policy;

(6)	the judgment is not contrary to a prior or simultaneous judgment of a competent Curaçao court; and

(7)	the judgment has not been rendered in proceedings of a penal, revenue or other public law nature.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.	INDEMNIFICATION OF OFFICERS AND DIRECTORS

Teva Pharmaceutical Industries Limited

Part Six, Chapter Three of Israel’s Companies Law 5759-1999 includes the following sections relating to indemnification and insurance of its “office holders” (as defined in section 1 of the Israeli Companies Law, and to whom we refer to hereinafter as officers):

“Article Three: Exemption, Indemnification and Insurance

Company’s power to grant exemption, indemnification and insurance

258. (a)	A company does not have the right to grant any of its officers exemption from his responsibility for a breach of trust toward it.

(b)	A company has the right to grant an officer exemption from his responsibility for a breach of the obligation of caution toward it only in accordance with the provisions of this Chapter.

(c)	A company has the right to insure the responsibility of its officer or to indemnify him only in accordance with the provisions of this Chapter.

Authorization to grant exemption

259. (a)	A company may in advance exempt its officer from all or some of his responsibility for damage due to his violation of the obligation of caution toward it, if there is a provision to that end in the articles of association.

(b)	Despite the provisions in subsection (a), a company is not entitled to exempt its officer in advance from his responsibility toward it, pursuant to a breach by such officer of his obligation of caution in respect of a dividend distribution.

Permission on the matter of indemnification

260. (a)	If the company’s articles of association include one of the provisions specified in subsection (b), then it may indemnify its officer in respect of a liability or expense specified in paragraphs (1), (1a) and (2), with which he was charged or which he expended in consequence of an act which he performed by virtue of being its officer:

(1)	a financial penalty imposed on him by a judgment in favor of another person, including a judgment imposed on him in a compromise or in an arbitrator’s decision that was approved by a court;

(1a)	reasonable litigation expenses, including attorney’s fees, expended by the officer pursuant to an inquiry or a proceeding conducted in respect of such officer by an authority authorized to conduct same, which was concluded without the submission of an indictment against him and without any financial penalty being imposed on him instead of a criminal proceeding or which was concluded without the submission of an indictment against him but with a financial penalty being imposed on him instead of a criminal proceeding, in respect of a criminal act the proof of which does not require criminal intent or in respect of a monetary sanction.

In this subsection (1a):

(i)	a proceeding concluded without the submission of an indictment shall mean that the relevant proceeding ended by virtue of the case against him or her being closed in accordance with the provisions of Section 62 of the Israeli Criminal Procedure Law, 1982, or by virtue of a stay of the proceedings by the Attorney General in accordance with the provisions of Section 231 of the Israeli Criminal Procedure Law, 1982; and

(ii)	a financial penalty imposed instead of a criminal proceeding shall mean a financial penalty imposed in accordance with the law instead of a criminal proceeding, including an administrative fine in accordance with the Israeli Administrative Crimes Law, 1985, a penalty for a crime that is considered a crime in respect of which a penalty may be imposed, in accordance with the provisions of the Israeli Criminal Procedure Law, 1982, a monetary sanction or forfeit.

(2)	reasonable legal expenses, including attorney’s fees, which the officer incurred or with which he was charged by the Court, in a proceeding brought against him by the company, in its name or by another person, or in a criminal prosecution in which he was found innocent, or in a criminal prosecution in which he was convicted of an offense that does not require proof of criminal intent.

(b)	The provision on indemnification in the articles of association can be any one of the following:

(1)	a provision that permits the company to give an undertaking in advance that it will indemnify its officer, in each of the following, which we refer to as an undertaking to indemnify:

(a)	as detailed in subsection (a)(1) on condition that the undertaking shall be limited to categories of events which in the board of directors’ opinion can be foreseen in light of the activities of the company when the undertaking to indemnify is given, and to an amount or criteria set by the board of directors as reasonable under the circumstances, and that in the undertaking to indemnify the events which in the board of directors’ opinion can be foreseen in light of the activities of the company when the undertaking to indemnify is given or mentioned, and the amount or criteria set by the board of directors as reasonable under the circumstances are mentioned; and

(b)	as detailed in subsection a(1a) or a(2).

(2)	a provision that permits the company to indemnify its officer retroactively (which we refer to hereinafter as permission to indemnify).

Insurance of liability

261. If the company’s articles of association include a provision to that end, then it may enter into a contract for the insurance of an officer’s responsibility for any liability that will be imposed on him in consequence of an act which he performed by virtue of being its officer, in each of the following circumstances:

(1)	violation of the obligation of caution towards the company or towards another person;

(2)	breach of trust against the company, on condition that the officer acted in good faith and that he had reasonable grounds to assume that the act would not cause the company any harm;

(3)	a financial penalty that will be imposed on him to the benefit of another person.

Change of articles of association

262. (a)	In a private company in which the shares are divided into classes, a decision to include a provision on exemption or indemnification in the articles of association requires – in addition to approval by the General Meeting – also approval by Class Meetings.

(b)	In a public company, in which the officer is a controlling member as defined in section 268, the decision of the General Meeting to include a provision on exemption, indemnification or insurance in the articles of association requires – in addition to the majority required for a change of the articles of association – also approval by the shareholders who do not have a personal interest in the approval of the decision, as required in respect of an exceptional transaction under the provisions of section 275(a)(3).

Invalid provisions

263. A provision in the articles of association, which permits the company to enter into a contract for the insurance of its officer; a provision in the articles of association or a board of directors decision to permit indemnification of an officer; or a provision in the articles of association that exempts an officer from responsibility toward the company for any of the following shall not be valid:

(1)	a breach of trust, except in respect of indemnification and insurance for a breach of trust as said in section 261(2);

(2)	a violation of the obligation of caution, which was committed intentionally or recklessly, except in the event that same was committed negligently;

(3)	an act committed with the intention to realize a personal unlawful profit;

(4)	a penalty, a fine, a monetary sanction, or forfeit imposed on him.

No conditions

264. (a)	Any provision in the articles of association, in a contract or given in any other manner, which directly or indirectly makes the provisions of this Article conditional shall be of no effect.

(b)	An undertaking to indemnify or to insure an officer’s responsibility in consequence of a breach of trust toward the company shall not be valid, except for a breach of trust as stated in subsection 261(2), and an officer shall not, directly or indirectly, accept such an undertaking; acceptance of a said undertaking constitutes a breach of trust.”

Teva’s officers and directors are covered by a liability insurance policy which insures them against expenses and liabilities of the type normally insured against under such policies.

The articles of association of Teva, as amended, include provisions under which directors and officers of Teva are or may be insured or indemnified against liability which they may incur in their capacities as such, subject to the Israeli Companies Law.

Articles 102 through 105 of Teva’s amended articles of association provide as follows:

102. Subject to the provisions of the Law, the Company shall be entitled to engage in a contract for insurance of the liability of any officer of the Company, in whole or in part, as a result of any of the following:

(a)	Breach of a duty of care vis-à-vis the Company or vis-à-vis another person;

(b)	Breach of a fiduciary duty vis-à-vis the Company, provided that the officer acted in good faith and had reasonable grounds to believe that the action in question would not adversely affect the Company;

(c)	Financial liability which shall be imposed upon said officer in favor of another person as a result of any action which was performed by said officer in his or her capacity as an officer of the Company.

103. Subject to the provisions of the Law, the Company shall be entitled to agree in advance to indemnify any officer of the Company as a result of a liability or an expense imposed on him or her or expended by him or her as a result of any action which was performed by said officer in his or her capacity as an officer of the Company, in respect of any of the following:

(a)

Financial liability imposed upon said officer in favor of another person by virtue of a decision by a court of law, including a decision by way of settlement or a decision in arbitration which has been confirmed by a court of law, provided that the agreement to indemnify shall be limited to events that, in the opinion of the board of directors of the Company, are foreseeable, in light of the Company’s activities at the time that the agreement of indemnification was given, and shall further be limited to amounts or criteria that the board of directors has determined to be reasonable under the circumstances, and provided further that in the agreement of indemnification the events that the board of directors believes to be foreseeable in light of the Company’s activities at the time that the agreement of indemnification was given are mentioned, as is the amount or criteria that the board of directors determined to be reasonable under the relevant circumstances.

(b)	Reasonable litigation expenses, including attorney fees, expended by the officer as a result of an inquiry or a proceeding conducted in respect of such officer by an authority authorized to conduct same, which was concluded without the submission of an indictment against said officer and either (i) without any financial penalty being imposed on said officer instead of a criminal proceeding (as such term is defined in the Israeli Companies Law, 1999), or (ii) with a financial penalty being imposed on said officer instead of a criminal proceeding, in respect of a criminal charge which does not require proof of criminal intent.

(c)	Reasonable litigation expenses, including attorney fees, which said officer shall have expended or shall have been obligated to expend by a court of law, in any proceedings which shall have been filed against said officer by or on behalf of the Company or by another person, or with regard to any criminal charge of which said officer was acquitted, or with regard to any criminal charge of which said officer was convicted which does not require proof of criminal intent.

104. Subject to the provisions of the Law, the Company shall be entitled to indemnify any officer of the Company retroactively, for any liability or expenditure as set forth in Article 103 above, which was imposed upon said officer as a result of any action which was performed by said officer in his or her capacity as an officer of the Company.

105. Subject to the provisions of the Law, the Company shall be entitled, in advance, to exempt any officer of the Company from liability, in whole or in part, with regard to damage incurred as a result of the breach of duty of care vis-à-vis the Company.”

Teva Pharmaceutical Finance IV, LLC, Teva Pharmaceutical Finance V, LLC and Teva Pharmaceutical Finance VI, LLC

Section 18-108 of the Delaware Limited Liability Company Act provides that “subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.”

Section 3.3 of the operating agreement of each of the LLCs provides as follows (with the references therein to the “Company” referring to the applicable LLC):

Any Person made, or threatened to be made, a party to any action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such Person is or was (i) a Member, or (ii) an employee, officer, director, manager, shareholder or partner of a Member, or (iii) a Manager, or (iv) such other Persons (including employees of the Company) as the Majority in Interest of the Members may designate from time to time, in their sole and absolute discretion (collectively, the “Indemnified Persons”), shall be indemnified by the Company for any losses or damage sustained with respect to such action or proceeding, and the Company shall advance such Indemnified Person’s reasonable related expenses to the fullest extent permitted by law. The Company shall have the power to purchase and maintain insurance on behalf of the Indemnified Persons against any liability asserted against or incurred by them. The duty of the Company to indemnify the Indemnified Persons under this Section 3.3 shall not extend to actions or omissions of any Indemnified Person which are grossly negligent or which involve fraud, misrepresentation, bad faith, or other willful misconduct by such Indemnified Person or which are in material breach or violation by such Indemnified Person of this Agreement or which are in derogation of the fiduciary duties owed by such Indemnified Person to the Company and the Members, in each case as determined by a court of competent jurisdiction. No Indemnified Person shall be liable to the Company or any other Member for actions taken in good faith. The duty of the Company to indemnify the Indemnified Persons under this Section 3.3 shall be limited to the assets of the Company, and no recourse shall be available against any Member for satisfaction of such indemnification obligations of the Company.

Teva Pharmaceutical Finance Company B.V., Teva Pharmaceutical Finance III B.V., Teva Pharmaceutical Finance IV B.V., Teva Pharmaceutical Finance V B.V. and Teva Pharmaceutical Finance VI B.V.

Under the laws of Curaçao, indemnification by a company of its officers and directors for liability incurred in their capacity as such is not permitted where the liability results from the gross negligence or willful malfeasance of the officers or directors.

Article 13 of the articles of incorporation of each of the BVs (other than Teva Finance Company BV and Teva Finance NV) provides as follows (with the references therein to the “Company” referring to the applicable BV):

1.	The Company shall indemnify to the fullest extent permitted under the laws of Curaçao or any other applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated claims, actions, suits or proceedings by reason of the fact that he is or was a Supervisory Director, Managing Director, officer, employee or agent, other service provider, manager or advisor of the Company, or was serving at the request of the Company as a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of another Company, partnership, joint venture, trust or other enterprise against any and all losses, judgments, fines, amounts paid in settlements and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification shall be made in respect of any claim, action, suit or proceeding as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct or that such person did not act in good faith and could not reasonably have presumed that his actions were in the best interests of the Company in the performance of his duty to the Company unless, and only to the extent that a court of competent jurisdiction in Curaçao or the court in which such action or suit was brought shall determine in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

2.	To the extent that a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of the Company has been successful on the merits or otherwise in defense of any action, suit or proceedings of the kind referred to in paragraph 1 of this Article 13, or in defense of any claim, issue or matter related thereto, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

3.	Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article 13. Such determination shall be made (i) by the Supervisory Board, provided the relevant Supervisory Director seeking indemnification is not a party to such action, suit or proceedings, (ii) if the sole Supervisory Director or all the Supervisory Directors in office are a party to such action, suit or proceedings, by independent legal counsel in a written opinion, or (iii) by resolution adopted at a General Meeting of Shareholders.

4.	Expenses incurred in defending any such suit or proceedings may be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

5.	The indemnification provided by this Article 13 shall not be deemed exclusive of any other right to which those indemnified may be entitled under any agreement, vote of Shareholders or disinterested Supervisory Director or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor. The indemnification shall inure to the benefit of the heirs, executors and administrators or successors in interest of those persons indemnified.

Article 30 of the articles of association of Teva Finance Company BV provides as follows:

1.	The Company shall indemnify to the fullest extent permitted under the laws of Curaçao or any other applicable law any person who was or is a party or is threatened to be made a party to any threatened, pending or contemplated claims, actions, suits or proceedings by reason of the fact that he is or was a Supervisory Director, Managing Director, officer, employee or agent, other service provider, manager or advisor of the Company, or was serving at the request of the Company as a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of another Company, partnership, joint venture, trust or other enterprise against any and all losses, judgments, fines, amounts paid in settlements and expenses (including attorney’s fees) actually and reasonably incurred by him in connection with the defense or settlement of such claim, action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company and except that no indemnification shall be made in respect of any claim, action, suit or proceeding as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct or that such person did not act in good faith and could not reasonably have presumed that his actions were in the best interests of the Company in the performance of his duty to the Company unless, and only to the extent that a court of competent jurisdiction in Curaçao or the court in which such action or suit was brought shall determine in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

2.	To the extent that a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor of the Company has been successful on the merits or otherwise in defense of any action, suit or proceedings of the kind referred to in paragraph 1 of this Article 30, or in defense of any claim, issue or matter related thereto, he shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him in connection therewith.

3.	Any indemnification (unless ordered by a court of competent jurisdiction) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article 30. Such determination shall be made (i) by the Supervisory Board, provided the relevant Supervisory Director seeking indemnification is not a party to such action, suit or proceedings, (ii) if the sole Supervisory Director or all the Supervisory Directors in office are a party to such action, suit or proceedings, by independent legal counsel in a written opinion, or (iii) by resolution adopted at a General Meeting of Shareholders.

4.	Expenses incurred in defending any such suit or proceedings may be paid by the Company in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified.

5.	The indemnification provided by this Article 30 shall not be deemed exclusive of any other right to which those indemnified may be entitled under any agreement, vote of Shareholders or disinterested Supervisory Director or otherwise, both as to action in his official capacity while holding such office, and shall continue as to a person who has ceased to be a Supervisory Director, Managing Director, officer, employee, agent, other service provider, manager or advisor. The indemnification shall inure to the benefit of the heirs, executors and administrators or successors in interest of those persons indemnified.

ITEM 9.	EXHIBITS

The exhibits listed below in the “Exhibit Index” are part of this Registration Statement and are numbered in accordance with Item 601 of Regulation S-K.

ITEM 10.	UNDERTAKINGS

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in this Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrants are relying on Rule 430B:

(A) Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of any registrants’ annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act will be governed by the final adjudication of such issue.

(d) The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under Subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, Israel, on the 9th day of December 2011.

TEVA PHARMACEUTICAL INDUSTRIES LIMITED

By:	/s/ SHLOMO YANAI
Shlomo Yanai
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned directors and/or officers of Teva Pharmaceutical Industries Limited, a corporation organized under the laws of Israel, hereby constitutes and appoints Shlomo Yanai, William S. Marth and Eyal Desheh, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and deliver with the U.S. Securities and Exchange Commission under the U.S. Securities Act of 1933 (i) any and all pre-effective and post-effective amendments to this registration statement on Form F-3, (ii) any registration statement relating to this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, (iii) any exhibits to any such registration statement or pre-effective or post-effective amendments or (iv) any and all applications and other documents in connection with any such registration statement or pre-effective or post-effective amendments, and generally to do all things and perform any and all acts and things whatsoever requisite and necessary or desirable to enable Teva Pharmaceutical Industries Limited and the other registrants to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ PHILLIP FROST Phillip Frost	Chairman	December 9, 2011

/s/ SHLOMO YANAI Shlomo Yanai	President and Chief Executive Officer	December 9, 2011

/s/ EYAL DESHEH Eyal Desheh	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 9, 2011

/s/ MOSHE MANY Moshe Many	Vice Chairman	December 9, 2011

/s/ ROGER ABRAVANEL Roger Abravanel	Director	December 9, 2011

/s/ ABRAHAM E. COHEN Abraham E. Cohen	Director	December 9, 2011

Name	Title(s)	Date

/s/ AMIR ELSTEIN Amir Elstein	Director	December 9, 2011

/s/ CHAIM HURVITZ Chaim Hurvitz	Director	December 9, 2011

/s/ ELON KOHLBERG Elon Kohlberg	Director	December 9, 2011

/s/ ROGER KORNBERG Roger Kornberg	Director	December 9, 2011

/s/ JOSEPH NITZANI Joseph Nitzani	Director	December 9, 2011

/s/ DAFNA SCHWARTZ Dafna Schwartz	Director	December 9, 2011

/s/ ORY SLONIM Ory Slonim	Director	December 9, 2011

/s/ DAN S. SUESSKIND Dan S. Suesskind	Director	December 9, 2011

/s/ EREZ VIGODMAN Erez Vigodman	Director	December 9, 2011

/s/ WILLIAM S. MARTH William S. Marth	Authorized U.S. Representative	December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Wales, Pennsylvania on December 9, 2011.

TEVA PHARMACEUTICAL FINANCE IV, LLC

By:	/s/ WILLIAM S. MARTH
Name:	William S. Marth
Title:	President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ WILLIAM S. MARTH William S. Marth	President, Chief Executive Officer and Manager	December 9, 2011

/s/ DEBORAH GRIFFIN Deborah Griffin	Vice President, Chief Financial Officer, Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)	December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Wales, Pennsylvania on December 9, 2011.

TEVA PHARMACEUTICAL FINANCE V, LLC

By:	/s/ WILLIAM S. MARTH
Name:	William S. Marth
Title:	President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ WILLIAM S. MARTH William S. Marth	President, Chief Executive Officer and Manager	December 9, 2011

/s/ DEBORAH GRIFFIN Deborah Griffin	Vice President, Chief Financial Officer, Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)	December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in North Wales, Pennsylvania on December 9, 2011.

TEVA PHARMACEUTICAL FINANCE VI, LLC

By:	/s/ WILLIAM S. MARTH
Name:	William S. Marth
Title:	President, Chief Executive Officer and Manager

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ WILLIAM S. MARTH William S. Marth	President, Chief Executive Officer and Manager	December 9, 2011

/s/ DEBORAH GRIFFIN Deborah Griffin	Vice President, Chief Financial Officer, Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)	December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curaçao on December 9, 2011.

TEVA PHARMACEUTICAL FINANCE COMPANY B.V.

By:	/s/ GEORGE BERGMANN
Name:	George Bergmann
Title:	Managing Director

By:	/s/ EDGARD LOTMAN
Name:	Edgard Lotman
Title:	Supervisory Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ GEORGE BERGMANN George Bergmann	Managing Director	December 9, 2011

/s/ ROLAND BEUNIS Roland Beunis	Managing Director	December 9, 2011

/s/ THEODORUS ANDRIESSEN Theodorus Andriessen	Supervisory Director	December 9, 2011

/s/ EDGARD LOTMAN Edgard Lotman	Supervisory Director	December 9, 2011

/s/ WILLIAM S. MARTH William S. Marth	Authorized U.S. Representative	December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curaçao on December 9, 2011.

TEVA PHARMACEUTICAL FINANCE III B.V.

By:	/s/ GEORGE BERGMANN
Name:	George Bergmann
Title:	Managing Director

By:	/s/ EDGARD LOTMAN
Name:	Edgard Lotman
Title:	Supervisory Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ GEORGE BERGMANN George Bergmann	Managing Director	December 9, 2011

/s/ ROLAND BEUNIS Roland Beunis	Managing Director	December 9, 2011

/s/ THEODORUS ANDRIESSEN Theodorus Andriessen	Supervisory Director	December 9, 2011

/s/ EDGARD LOTMAN Edgard Lotman	Supervisory Director	December 9, 2011

/s/ WILLIAM S. MARTH William S. Marth	Authorized U.S. Representative	December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curaçao on December 9, 2011.

TEVA PHARMACEUTICAL FINANCE IV B.V.

By:	/s/ GEORGE BERGMANN
Name:	George Bergmann
Title:	Managing Director

By:	/s/ EDGARD LOTMAN
Name:	Edgard Lotman
Title:	Supervisory Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ GEORGE BERGMANN George Bergmann	Managing Director	December 9, 2011

/s/ ROLAND BEUNIS Roland Beunis	Managing Director	December 9, 2011

/s/ THEODORUS ANDRIESSEN Theodorus Andriessen	Supervisory Director	December 9, 2011

/s/ EDGARD LOTMAN Edgard Lotman	Supervisory Director	December 9, 2011

/s/ WILLIAM S. MARTH William S. Marth	Authorized U.S. Representative	December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curaçao on December 9, 2011.

TEVA PHARMACEUTICAL FINANCE V B.V.

By:	/s/ GEORGE BERGMANN
Name:	George Bergmann
Title:	Managing Director

By:	/s/ EDGARD LOTMAN
Name:	Edgard Lotman
Title:	Supervisory Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ GEORGE BERGMANN George Bergmann	Managing Director	December 9, 2011

/s/ ROLAND BEUNIS Roland Beunis	Managing Director	December 9, 2011

/s/ THEODORUS ANDRIESSEN Theodorus Andriessen	Supervisory Director	December 9, 2011

/s/ EDGARD LOTMAN Edgard Lotman	Supervisory Director	December 9, 2011

/s/ WILLIAM S. MARTH William S. Marth	Authorized U.S. Representative	December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curaçao on December 9, 2011.

TEVA PHARMACEUTICAL FINANCE VI B.V.

By:	/s/ GEORGE BERGMANN
Name:	George Bergmann
Title:	Managing Director

By:	/s/ EDGARD LOTMAN
Name:	Edgard Lotman
Title:	Supervisory Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ GEORGE BERGMANN George Bergmann	Managing Director	December 9, 2011

/s/ ROLAND BEUNIS Roland Beunis	Managing Director	December 9, 2011

/s/ THEODORUS ANDRIESSEN Theodorus Andriessen	Supervisory Director	December 9, 2011

/s/ EDGARD LOTMAN Edgard Lotman	Supervisory Director	December 9, 2011

/s/ WILLIAM S. MARTH William S. Marth	Authorized U.S. Representative	December 9, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Curaçao on December 9, 2011.

TEVA PHARMACEUTICAL FINANCE N.V.

By:	/s/ GEORGE BERGMANN
Name:	George Bergmann
Title:	Managing Director

By:	/s/ EDGARD LOTMAN
Name:	Edgard Lotman
Title:	Managing Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ GEORGE BERGMANN George Bergmann	Managing Director	December 9, 2011

/s/ ROLAND BEUNIS Roland Beunis	Managing Director	December 9, 2011

/s/ THEODORUS ANDRIESSEN Theodorus Andriessen	Managing Director	December 9, 2011

/s/ EDGARD LOTMAN Edgard Lotman	Managing Director	December 9, 2011

/s/ WILLIAM S. MARTH William S. Marth	Authorized U.S. Representative	December 9, 2011

EXHIBIT INDEX

*1.1	Underwriting Agreement relating to ordinary shares issued by Teva Pharmaceutical Industries Limited

*1.2	Underwriting Agreement relating to purchase contracts issued by Teva Pharmaceutical Industries Limited

*1.3	Underwriting Agreement relating to units issued by Teva Pharmaceutical Industries Limited

*1.4	Underwriting Agreement relating to warrants issued by Teva Pharmaceutical Industries Limited

*1.5	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Industries Limited

*1.6	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance IV, LLC

*1.7	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance V, LLC

*1.8	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance VI, LLC

*1.9	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance Company B.V.

*1.10	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance III B.V.

*1.11	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance IV B.V.

*1.12	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance V B.V.

*1.13	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance VI B.V.

*1.14	Underwriting Agreement relating to debt securities issued by Teva Pharmaceutical Finance N.V.

4.1	Amended and Restated Deposit Agreement, dated January 11, 2008, among Teva Pharmaceutical Industries Limited, The Bank of New York Mellon, as depository, and the holders from time to time of ADSs (incorporated by reference to Post-Effective Amendment No. 2 to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-6 (Reg. No. 333-116672))

4.2	Form of American Depositary Receipt (incorporated by reference to Post-Effective Amendment No. 2 to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-6 (Reg. No. 333-116672))

4.3	Form of Senior Teva Pharmaceutical Industries Limited Indenture

4.4	Form of Guaranteed Senior Finance Subsidiary Indenture

4.5	Form of Subordinated Teva Pharmaceutical Industries Limited Indenture

4.6	Form of Guaranteed Subordinated Finance Subsidiary Indenture

4.7	Memorandum of Association of Teva Pharmaceutical Industries Limited (English translation or summary from Hebrew original, which is the official version) (incorporated by reference to Exhibit 3.1 to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-1 (Reg. No. 33-15736))

4.8	Amendment to Memorandum of Association of Teva Pharmaceutical Industries Limited, dated as of June 29, 2010 (English translation or summary from Hebrew original, which is the official version) (incorporated by reference to Exhibit 1.1 to Teva Pharmaceutical Industries Limited’s Report of Foreign Private Issuer on Form 6-K filed on July 28, 2011 (Reg. No. 000-16174))

4.9	Restated Articles of Association of Teva Pharmaceutical Industries Limited (English translation or summary from Hebrew original, which is the official version) (incorporated by reference to
Exhibit 4.7 to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-3
(Reg. No. 333-102259))

4.10	Amended Articles of Association of Teva Pharmaceutical Industries Limited (English translation or summary from Hebrew original, which is the official version) (incorporated by reference to Exhibit 3.3 to Teva Pharmaceutical Industries Limited’s Registration Statement on Form F-4 (Reg. No. 333-128095))

*4.11	Form of Purchase Contract Agreement

*4.12	Form of Warrant Agreement

5.1	Opinion of Tulchinsky Stern Marciano Cohen Levitski & Co. (Israeli law)

5.2	Opinion of Willkie Farr & Gallagher LLP (New York law)

5.3	Opinion of VanEps Kunneman VanDoorne (Curaçao law)

12.1	Statement regarding the computation of consolidated ratio of earnings to fixed charges

23.1	Consent of Kesselman & Kesselman

23.2	Consent of Tulchinsky Stern Marciano Cohen Levitski & Co. (included in Exhibit 5.1)

23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.2)

23.4	Consent of VanEps Kunneman VanDoorne (included in Exhibit 5.3)

24.1	Power of Attorney of Teva Pharmaceutical Industries Limited (included on the signature pages of this Registration Statement)

25.1	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Industries Limited Senior Indenture

25.2	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Industries Limited Subordinated Indenture

25.3	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance IV, LLC Senior Indenture

25.4	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance IV, LLC Subordinated Indenture

25.5	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance V, LLC Senior Indenture

25.6	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance V, LLC Subordinated Indenture

25.7	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance VI, LLC Senior Indenture

25.8	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance VI, LLC Subordinated Indenture

25.9	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance Company B.V. Senior Indenture

25.10	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance Company B.V. Subordinated Indenture

25.11	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance III B.V. Senior Indenture

25.12	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance III B.V. Subordinated Indenture

25.13	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance IV B.V. Senior Indenture

25.14	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance IV B.V. Subordinated Indenture

25.15	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance V B.V. Senior Indenture

25.16	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance V B.V. Subordinated Indenture

25.17	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance VI B.V. Senior Indenture

25.18	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance VI B.V. Subordinated Indenture

25.19	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance N.V. Senior Indenture

25.20	Statement of Eligibility of The Bank of New York Mellon on Form T-1, as Trustee under the Teva Pharmaceutical Finance N.V. Subordinated Indenture

*	To be filed by amendment or incorporated by reference pursuant to a report on Form 6-K.